UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2022

Rennova Health, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed, Rennova Health, Inc. (the “Company”) received requests for information in the form of a civil investigation demand from the Department of Justice with regards to the use of monies received from PPP Notes and HHS Provider Relief Funds.

The investigation was initiated by a qui tam (whistleblower) lawsuit filed by Clifford Barron, a resident of San Francisco, asserting violations against the False Claims Act. Clifford Barron was an employee of CollabRx, Inc., (a San Francisco based, wholly-owned subsidiary of the Company) until early 2018. Following his resignation on January 17, 2018, Clifford Barron sought and received a judgment against the Company for approximately $253,000 he claimed was owed to him by the CollabRx subsidiary, for severance and payment of COBRA. On receiving the judgment, he collected all monies owed to him under this judgment, including from the Company’s rural healthcare operations in Tennessee with which he was not involved. Payments included approximately $164,000 secured from hospital operating and other bank accounts by garnishments initiated by Jonathan Swann Taylor of Taylor & Knight, GP., Knoxville Tn, on behalf of Clifford Barron in May 2022.

A sealed qui tam lawsuit in the US District Court for the Southern District of Florida against the Company was filed in July 2021. This lawsuit has now been unsealed and Clifford Barron disclosed as the Plaintiff-Relator (Whistleblower). Clifford Barron has not been an employee of any subsidiary of the Company since January 2018, is not involved with the Company and has no knowledge of the Company’s operations, financial status, or controls. On November 21, 2022, the Company was advised that the U.S. Department of Justice has intervened in the action filed by the relator, Clifford Barron, in connection with the subject matter of this investigation and has requested repayment of PPP and HHS Provider Relief Funds that the Company and certain subsidiaries obtained and other relief.

The Company has retained the services of a specialist division in a third-party accounting firm to complete a forensic review of the expenditure of all monies expended since the receipt of PPP and HHS Provider Relief Funds. It has been discovered that certain filling requirements of the Company’s operating subsidiaries were incomplete or contained errors that did not accurately reflect the expenditure of Provider Relief Funds received. The Company believes that PPP loans were accurately forgiven after the provision of information to the lending bank detailing their use within the parameters permitted. The Company believes that providing the information as requested and the forensic review of funds expended will address the civil investigation and subsequent lawsuit and demonstrate adherence with the applicable rules for use of PPP and Provider Relief Funds. There is no assurance that the Company will be able to retain all PPP monies and Provider Relief Funds it has received nor avoid payment of other relief sought by the Department of Justice. Any requirement to repay a significant amount of PPP monies or Provider Relief Funds could have a material adverse effect on the Company.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Exhibit Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2022	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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